Exhibit 2.34

State of Delaware Secretary o f S tat e Division of Corporations Delivered 04:06 PM 09 / 02 /2 016 FlLED 04:06 PM 09 / 02 /2 016 SR 2 0 165 7 64678 - File Number 3318552 858 - 571 - 3126 p.2 Metatron, INC. CERTIFICATE OF DESIGNATION, PR£F:ERENC£.S AND RIGHTS OF THE SERIES B PREFERRED STOCK Pur5uant to Section i5 l (g) of the General Corporation Law of the State of Delaware and Artic l e IV of the Corporation·s Amend and Restated Certificate oflncorporation (the " Certif,ca/e of Incorporation") : r , Ralph Riehl , Chief Executive Officer o f tvletatron, fnc . (the" Corporatio,i "), organiz.ed and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY: That pursuant to the authority conferred upon tbe Board of Direc1ors of the Corporation (the " Board") by Artic l e JV of the Certificate of Incorporation , the Board on July I5 th , 2016 adopted the following resolutions (i) creating a series of !,000,000 shares of Preferred Stock designated as "Series B Preferred Stock": · R ESOL Vli.O, that pursuant to t he authority vested in the Board in accordance with the provisions of Artic l e JV of the Certificate of lnc o rporati . on, a second series of Preferred Stock of the Corporation be , and it hereby is, created, and that the designation and amount therel)f and the voting powers, preferences and relative, participating, optional and other special rights of the share of each such series. and the qua l ifications, I im i tations or restric t ions thereof are as fo l lows : A. 1,000,000 of the authorized shares of Preferred Stock arc hereby designated "Series B Preferred Stock .. (the' ' Series B Preferred" j B. The Series B Preferred shall rank pari passu with che Series A Prefemxl and sen io r to the Common Stock in rig h t of voting an d liquidation, all as set fo rt h more fully h erein. C . The rights, pref e rences, privileges, restrict io ns and other matters relating to the Ser i es B Preferred are as follows : J. D IYIDENO RIGHTS • a. [n the event dividends are paid on any shar e of C ommon St o ck, the Corporation s h all pay a dividend on all outstand i ng shares of Series B Preferred in a per share a m ount equal {on an as - if - converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock . b. The provisions of Section l ( a) shall not apply 10 a dividend payable solely in Common Stock to which the provisions of Section 5(f) hereof are applicable. 2. VOTIKG RIGHTS. Each holder o f share s oflhe Series B Preferred shall be ent i tled to th e number of votes equal to the number of shares of Comm o n Sto c k into which such shares of Series B Preferred cou l d be c o nverted (pursuant to Section 5 hereof) imm e diately after the close of business cm the re c ord date fixed for such meeting or the effective date of such written consent and shall have voting rights and p o wers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any st o ckholders' meeting in accordance with the bylaws of the Corporation. Ex c ept as other. v ise provided herein or a s required by law. the Series B Preferred shall vote together with the Common Stock and Series A Preferred at any annual or special meeting of the stockholders (or by written consent of the stockholders in lieu of such a meeting) and not as a separate class, and may act by written consent in the s ame m anner as the Common Stock and Series A Preferred. 3. LIQt:lDAfJO RIGHTS . a. Up o n any liquidati o n, disso i ut io n, or winding u p o f t he Co r pora t ion , whether v o luntary o r inv o l untary (a "Liquidation Event"}, before an y distribution o r payment s hall be made to th e holders o f any Comm o n Stock, subject to che r i ghts o f any series of Preferred Stock that may from time to time c - 0me into existence, the holders of Series B Preferred shall be e n titl e d to be paid out of the assets of the Corporation l e g ally available for distribution for each sha r e of Series B Pre fe r re d held by t hem. an a mount per share of S e ries B Preferred equa l t o t hat payable to Se.rie A Preferred . Any s uch amount payable to the holders of S eries B Pre fe rred shall be paid pa r i pa s su with any payments to the holders of Series A Preferred. lf, upon any such L i quid ation Event, the assets of the Corpor a tion shall be insufficient to make payment in full to all holders of Series A Preferred and Series B Preferred of the liquidation preference set forth in Section of the C ertificate of In c orp o rat i o n or in th i s Sec ti on , a s applic a b l e, then s uch assets ( or consid e rat i on) shat I be distributed among the holder s of Se r ies A Preferred and Serie s B Preferred at the time outstanding , ratably in proport io n to the full am o u nts to wh i ch t hey would otherwi s e b e resp e ctively entitled . (as adjusted for any stock splits, dividends and the like with re s pect to ;;uch shar e s after the filing d a te hereof). b. After the p a y ment of the full liquidation p r e fe rence o f th e Seri es A Pr e ferred and Series B Prefe r red set forth in Section J(a) of the Certificat e of Incorpo r ation a nd i n Section 3{a ) a bove , as app Iicable, the assets of the C orporation leially avai la bl e for distribution in such Liquidation Event (or the consideration recei ·ed by the Corporation or ils stockholders in such Acquisition or Asset Transfer) , cf any , sh a ll be distributed ratably to the hol ders of the C ommo n S tock .

Sep 02 16 12:54p 858 - 571 - 3126 p,3 a, Jn the event that the Corporation is a party to an Acquisition or Asset Transfer (as hereinafter defined), then each holder of Series B Preferred shall be entitled to receive. for each share of Series B Preferred then held, out of the proceeds of such Acquisition er Asset Transfer, the amount of cash. securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to Section 3{_a) above. Any such amount payab!e !o t};e holde: - s of Series B Preferred shall be paid part passu with any pa)'1Jlents, to the holders of Series A Preferred pursuant to Article N of the Certificate of Incorporation. b. For the purposes of this Section 4: (i) "Acquisition"' shall mean (A) any 1ransac1ion or series of related transactions with one or more non - affiliates of the Corporation, pursuant to which such party or parties acquire capital stock of the Corporation or the surviving entity possessing the voting power to elect a majority of the board of directors of the Corporation or the surviving entity (whether by merger, consolidation, sale c,r transfer of the Corporation's capita! stock or otherwise}; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or convened or a combination thereof; and (ii) "Asset Transfer'" shall mean any transaction or series of related transactions that resu Its in a sale. lease, transfer or other disposition of all or substantial I)' aJl of the assets of the Corporation determined on a consolidated basis. c, In any Acquisition or Asset Transfer if the consideration to be received is securities of a corporation or ot:her property other than cas.h, its value will be deemed its fair market value as determine - din good faith by the Board on the date such detennination is made. 5. CONVERSI0' - 1 R1cm,;. The holders of the Series B Preferred shall have the following rights and restrictions with respect to the conver:,ion of the Series B Preferred into shares of Common Stock (the '"Conversion Rights''): a . Optional Conversion . Subject to and in compliance wlth the provisions . of this Section 5 , any shares of Series B Preferred may, at the option of the hoJder, be converted at any time into fully - paid and non - 2 ssessab!e shares of Common Srock . The numbe . r of shares of Common Stock to which a holder of Series 8 Preferred shall be entitled upon conversion shall be 50 , 000 shares . of Common . d. Mechanics of Conversion. Each holder of Series B Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed at the office of the Corporation or any transfer agent for the Series B Preferred, and shaJI give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred being converted. Thereupotl, the Corporation shall promptly issue and deliver at .such office to such holder a certificru:e or certificates for the numb.er of shares of Common Stock to which such holder is entitled and any fractional share of Common Stock otherwise issuable to any holder of Series B Preferred shall be rounded up. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing: the shares of Series B Preferred to be convened, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of s.uch shares of Common Stock on such date. e. Adjustment for Stock Splits and Combinations.. If at any time or fro:n rime to time on or after the date that the first share of Series B Preforred is issued July 1 f· \ 2016 the Corporation effects a subdivision of the outstanding Common Stock. the Series B Preferred Conversion ratio In effect immediately before that subdivision shall rernain unaffected. Conversely, if at any time or from time to time after the Original Tssue Date the Corporation combines the outstanding shares of Common Stock into a srna!ler number of shares, the Series B Preferred Conversion ratio in effect immediately before the combination shall remain the s.arne. The effect shall be that the Series B Preferred w - iIJ be anti - dilutive, r. Adjustment for Common Stock Dividends and Distributions.. If at any time or from time to time on or after the Original Issue Date the Corporation pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock. the Series B Preferred Conversion ratio then in cffe.ct shall sray the same. g. Adjustment for Rectification Exchange, Substitution, Reorganization Merger or Consolidation. Jfat any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series B Preferred is changed into the same or a difforent number of shares of any class or classes of stock. whether by recapitalization, rec!assitic:ation. merger, consolidation or other."ise (other tha.'1 an Acquisition or Asset Transfer as defined in Section 4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each holder of Series B Preferred shall then have the right to conven Series B Preferred into the kind and amount of stock and other securities and property receivnble upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred could have been converted immediately prior to such recapitalization. reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or ,.,.ith respect to such other securities or property by the tenns thereof. In any such cas appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Preferred after the capital reorganization to the end that the provisions of this Section S (including adjustmenr of the Series B Preforred Conversion ratio then in eftCct and the number of shares issuable upon - conversion of the Series B Preferred) shaH be applicable after that event and be as nearly equivalent as practicable. h . Certificate of Adjustment . lo each case ofan adjustment or readjustment of the Series B Preferred Conversion ratio for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred, if the Series B Preferred is then convertible pursuant to this Section 5 1 the Corporation, at its expense, shalJ compute such adjustment or readjustment in accordance with the

Sep 02 16 12:56p 858-571-3126 p.4

class mail, postage prepaid, to each registered holder of Series B Preferred so requesting at the holder's address as shown in the Corporation's books. Failure to request or provide such notice shall have no effect on any such adjustment.

i. **Notices of Record Date.** Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend, distribution or other right, or (ii) any Acquisition (as defined in Section 4) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 4), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred at least 10 days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series B Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up. and (D) in the case of an Acquisition or Asset Transfer, a notice signed by an officer of the Corporation setting forth the consideration to be received by the holder from the purchaser or to be distributed to the holder by the Corporation, as applicable, on a per share basis (i) without conversion of the Series B Preferred into Common Stock and (ii) assuming conversion of all Series A Preferred and Series B Preferred into Common Stock.

j. **Automatic Conversion.** Each share of Series B Preferred shall be automatically converted into shares of Common Stock, based on the then-effective Series B Preferred Conversion ratio, concurrently with the automatic conversion of the Series A Preferred pursuant to Article IV of the Certificate of Incorporation.

k. **Fractional Shares.** Fractional shares of Common Stock shall be issued upon conversion of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall round up and issue a full share.

l. **Reservation of Stock Issuable Upon Conversion.** The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

m. **Notices.** Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

n. **Payment of Taxes.** The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred so converted were registered."

**IN WITNESS WHEREOF,** Metatron, Inc. has caused this Certificate of Designation, Preferences and Rights of the Terms of the Series B Preferred Stock to be executed by its Chief Executive Officer this 2nd day of September, 2016.

Ralph Riehl., Chief Executive Officer
Metatron Inc.